Exhibit 99.1

Macoy Capital Partners, Inc.

Financial Statements

Years Ended December 31, 2009 and 2008

Macoy Capital Partners, Inc.

CONTENTS
_____________________

INDEPENDENT AUDITORS’ REPORT

Macoy Capital Partners, Inc.
Los Angeles, California

We have audited the accompanying Balance Sheets of Macoy Capital Partners, Inc. (the “Company”) as of December 31, 2009 and 2008 and the related statements of operations and changes in stockholder’s equity (deficit) and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Macoy Capital Partners, Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Davis, Graber, Plotzker & Ward, LLP

Davis, Graber, Plotzker & Ward, LLP

New York, New York
March 22, 2011

MACOY CAPITAL PARTNERS, INC.
BALANCE SHEETS

	DECEMBER 31,		JUNE 30,
	2009	2008	2010	2009
ASSETS			(unaudited)	(unaudited)

CURRENT ASSETS:
Cash	$14,644	$74,199	$1,197	$3,143
Total current assets	14,644	74,199	1,197	3,143

Total assets	$14,644	$74,199	$1,197	$3,143

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$1,616	$1,616	$1,914	$1,616
Loan payable	1,000	74,000	1,000	4,000
Loans from stockholder	-	-	6,172	-
Income taxes payable	2,483	-	-	-
Total current liabilities	5,099	75,616	9,086	5,616

STOCKHOLDER'S EQUITY (DEFICIT):
Common Stock, no par value, 1,000 shares authorized,
issued and outstanding	1,000	1,000	1,000	1,000
Retained earnings (deficit)	8,545	(2,417)	(8,889)	(3,473)
Total stockholder's equity (deficit)	9,545	(1,417)	(7,889)	(2,473)

Total liabilities and stockholder's equity (deficit)	$14,644	$74,199	$1,197	$3,143

See accompanying notes to financial statements.

MACOY CAPITAL PARTNERS, INC.
STATEMENTS OF OPERATIONS

	YEARS ENDED DECEMBER 31,		SIX MONTHS ENDED JUNE 30,
	2009	2008	2010	2009
			(unaudited)	(unaudited)

REVENUES	$19,660	$-	$30,079	$-

OPERATING EXPENSES:
Automobile expenses	-	-	12,670	-
Commissions	4,322	-	9,996	-
Occupancy	-	-	5,290	-
Professional fees	800	2,392	13,519	-
Dues and subscriptions	1,025	-	448	1,000
Other	76	29	8,073	64
Total operating expenses	6,223	2,421	49,996	1,064
Operating income (loss)	13,437	(2,421)	(19,917)	(1,064)

INTEREST INCOME	8	4	-	8
Income (loss) before income taxes	13,445	(2,417)	(19,917)	(1,056)

INCOME TAXES (RECOVERIES)	2,483	-	(2,483)	-
NET INCOME (LOSS)	$10,962	$(2,417)	$(17,434)	$(1,056)

See accompanying notes to financial statements.

MACOY CAPITAL PARTNERS, INC.
STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)

	Common Stock
	Issued		Retained
	No Par Value		Earnings
	Shares	Amount	(Deficit)	Total
Balance as of January 1, 2008	-	$-	$-	$-

Net loss	-	-	(2,417)	(2,417)

Issuance of common stock	1,000	1,000	-	1,000
Balance as of December 31, 2008	1,000	1,000	(2,417)	(1,417)

Net Income	-	-	10,962	10,962

Balance as of December 31, 2009	1,000	1,000	8,545	9,545

Net loss	-	-	(17,434)	(17,434)

Balance as of June 30, 2010 (unaudited)	1,000	$1,000	$(8,889)	$(7,889)

See accompanying notes to financial statements.

MACOY CAPITAL PARTNERS, INC.
STATEMENTS OF CASH FLOWS

	YEARS ENDED DECEMBER 31,		SIX MONTHS ENDED JUNE 30,
	2009	2008	2010	2009
			(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$10,962	$(2,417)	$(17,434)	$(1,056)

Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Changes in liabilities - increase (decrease) in:
Accounts payable	-	1,616	298	-
Income taxes payable	2,483	-	(2,483)	-
Total adjustments	2,483	1,616	(2,185)	-
Net cash provided by (used in) operating activities	13,445	(801)	(19,619)	(1,056)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	-	1,000	-	-
Net change in loans from stockholder	-	-	6,172	-
Proceeds from loan	-	74,000	-	-
Repayment of loan	(73,000)	-	-	(70,000)
Net cash provided by (used in) financing activities	(73,000)	75,000	6,172	(70,000)
NET INCREASE (DECREASE) IN CASH	(59,555)	74,199	(13,447)	(71,056)

CASH AND CASH EQUIVALENTS, beginning of period	74,199	-	14,644	74,199
CASH AND CASH EQUIVALENTS, end of period	$14,644	$74,199	$1,197	$3,143

SUPPLEMENTAL DISCLOSURE:
Income taxes paid	-	-	-	-
Interest paid	-	-	-	-

See accompanying notes to financial statements.

Macoy Capital Partners, Inc.
Notes to Financial Statements
_______________________

Note 1 - Summary of Business and Significant Accounting Policies

Business

Macoy Capital Partners, Inc. (“Company”) was organized on August 6, 2008, pursuant to the laws of the State of California. The Company is licensed as a real estate broker by the California Department of Real Estate and the Nationwide Mortgage Licensing System.  The Company’s main focus is to broker residential and commercial loans to the general public and secondary focus is to provide real estate brokerage services.

Basis of Accounting

The Company’s financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America, whereby revenues, if any, from the brokerage of loans or real estate are recognized when earned and expenses are recognized when incurred. Revenues are earned and charged once a transaction is complete, which is normally at settlement.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Income Taxes

Income taxes are provided in accordance with ASC Topic No. 740, “Income Taxes”, which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes.  Deferred tax assets and liabilities represent the future tax consequence for those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance to the extent that it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Advertising Costs

Advertising costs are expensed as incurred.  Advertising costs, which are included in other operating expenses, were $965 (unaudited) during the six months ended June 30, 2010.

Macoy Capital Partners, Inc.
Notes to Financial Statements
_______________________

Note 2 - Operating Lease

The Company leases its office facilities and storage space under month to month operating leases, which started in 2010.  Rent expense was $5,290 (unaudited) during the six months ended June 30, 2010.

Note 3 - Concentration of Credit Risk

The Company has potential concentration of credit risk in that it maintains deposits with one major financial institution.  At times, the amount on deposit at this institution may exceed the maximum balance insured by the Federal Deposit Insurance Corporation.  There were no uninsured amounts during all periods presented in these financial statements.

Note 4 – Related Parties

During the six months ended June 30, 2010, the sole stockholder loaned the Company $6,672 (unaudited) under a non-interest bearing demand note, which was included in Loans from stockholder at June 30, 2010.

Note 5 – Income Taxes (Recoveries)

The net provision (recoveries) for income taxes are as follows:

	Years Ended December 31,		Six Months Ended June 30,
	2009	2008	2010	2009
			(unaudited)	(unaudited)
Current Tax Provision (Recoveries):
Federal	$1,508	$-	$(1,508)	$-
State	975	-	(975)	-

Provision for Income Taxes	$2,483	$-	$(2,483)	$-

Macoy Capital Partners, Inc.
Notes to Financial Statements
_______________________

Note 5 – Income Taxes (Recoveries) (continued)

The components of the deferred tax assets are as follows:
	Years Ended December 31,		Six Months Ended June 30,
	2009	2008	2010	2009
Deferred Tax Assets:			(unaudited)	(unaudited)
Net operating losses	$-	$576	$2,265	$252
Valuation Allowance	-	(576)	(2,265)	(252)
Net Deferred Tax Asset	$-	$-	$-	$-

At June 30, 2010, the Company has net operating loss carryforwards for tax purposes available to offset future taxable income of approximately $17,000 (unaudited) which begin to expire in 2030.

At January 1, 2009, the Company adopted the provisions of ASC Topic No. 740 regarding uncertain tax positions.  At the adoption date, the Company evaluated all tax positions for which the statute of limitations remained open. No liabilities for resulting unrecognized tax benefits were identified in connection with the implementation of the provisions of ASC Topic No. 740 regarding uncertain tax positions. The amount of unrecognized tax benefits was $0 as of December 31, 2009. The amount of unrecognized tax benefits was $0 (unaudited) as of June 30, 2010 and 2009. There have been no material changes in unrecognized tax benefits through June 30, 2010. The Company currently does not have any audit investigations in any jurisdiction.

With few exceptions, the statute of limitations for the examination of the Company’s tax returns is generally three years from the due date of the tax return including extensions.  The tax years open for assessments are the years ending on or after December 31, 2008.

Macoy Capital Partners, Inc.
Notes to Financial Statements
_______________________

Note 6 - Subsequent Events

On October 22, 2010, Global Gate Property Corp. purchased 51% of the outstanding shares of common stock of the Company, pursuant to a Stock Purchase Agreement with Mitch Ohlbaum, the Company’s sole shareholder.  Under the Stock Purchase Agreement, Global Gate Property Corp. purchased 510 shares of common stock of the Company from Mitch Ohlbaum in consideration for $10,000 in cash and 33,333 shares of Global Gate Property Corp.’s common stock valued at $0.01 per share.  Mitch Ohlbaum is the brother of Gary S. Ohlbaum, Global Gate Property Corp.’s President and Chief Executive Officer.

The Company has evaluated subsequent events from the balance sheet date through March 22, 2011, the date the financial statements were available to be issued, and has determined there are no events to disclose, other than the above.